UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 1997


                           LYRIC ENERGY, INC.
      (Exact name of registrant as specified in its charter)


       Colorado          0-9800                75-1711324
      (State or other   (Commission            (IRS Employer
       jurisdiction of   File No.)              Identification No.)
       incorporation)


      1013 West Eighth Ave., Amarillo Texas         79101
    (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:  (806) 376-5088

                                Not applicable.
        (Former name or former address, if changed since last report.)

                 This Report Consists of 4 Pages







Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     Not applicable.

Item 3.  Bankruptcy or Receivership.

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     On July 9, 1997, the Company engaged Robert Early & Company, P.C. as the Company's new independent auditors for the period ending April 30, 1997 and on a going forward basis. At approximately the same time, the Company informed its previous auditors, Wilson, Haag & Co., P.C., that they would not be retained as the Company's auditors for fiscal 1997 and future periods. The change in auditors was not brought about as the result of any disagreement with the Company's former auditors, or as a result of any adverse opinion or disclaimer of opinion as there were none. There also had not been any disagreement with the former auditors relative to any uncertainty, audit scope or accounting principles. The sole reason for the change was the familiarity of the new auditor with the accounting practices and financial statements of Natural Gas Technologies, Inc., with which the Company has a letter of intent for a share exchange transaction. The change was recommended and approved by the Board of Directors as a whole.

Item 5.  Other Events.

     Not applicable.

Item 6.  Resignations of Registrant's Directors.

     Not applicable.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     (1)  Letter of Wilson, Haag & Co., P.C.

Item 8.  Change in Fiscal Year.

     Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     Not applicable.







                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         LYRIC ENERGY, INC.
                         (Registrant)


Date July 14, 1997       By:  /s/ Brent Wagman

                              Brent Wagman
                              Chairman of the Board